Exhibit 10.8	Irrevocable Transfer Agent Instructions.

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

February 6, 2008

Fidelity Transfer Company
8915 S. 700 E. Suite 102
Sandy, Utah  84070

RE:           HYPERDYNAMICS CORPORATION

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) of even date herewith by and between Hyperdynamics Corporation, a Delaware corporation (the “Company”), and YA Global Investments, L.P. (the “Buyer”).  Pursuant to the Securities Purchase Agreement, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company, secured notes (collectively, the “Notes”) which are in certain instances convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the Buyer’s discretion.  The Company has also issued to the Buyer warrants to purchase additional shares of Common Stock, at the Buyer’s discretion (the “Warrant”).  These instructions relate to the following stock or proposed stock issuances or transfers:

1.
Shares of Common Stock to be issued to the Buyer upon conversion of the Notes plus any shares of Common Stock to be issued to the Buyer upon conversion of accrued interest into Common Stock (collectively, the “Conversion Shares”).

2.	Shares of Common Stock to be issued to the Buyer upon exercise of the Warrant (the “Warrant Shares”).

This letter shall serve as our irrevocable authorization and direction to Fidelity Transfer Company (the “Transfer Agent”) to do the following:

1.	Conversion Shares and Warrant Shares.

a.
Instructions Applicable to Transfer Agent.  With respect to the Warrant Shares and, upon an Event of Default (as defined in the Notes) that is not cured pursuant to the terms of the Notes, the Conversion Shares, the Transfer Agent shall, without confirmation or instructions from  the Company, issue the Warrant Shares and Conversion Shares to the Buyer from time to time upon delivery to the Transfer Agent of a properly completed and duly executed Exercise Notice (the “Exercise Notice”) in the form attached as Exhibit A to the Warrant or a properly completed and duly executed Conversion Notice (the “Conversion Notice”) in the form attached as Exhibit A to the Notes, delivered to the Transfer Agent by David Gonzalez, Esq. (the “Escrow Agent”) as agent acting on behalf of the Company.  Upon receipt of a Conversion Notice or an Exercise Notice, the Transfer Agent shall within three (3) Trading Days thereafter (i) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice or the Exercise Notice, a certificate, registered in the name of the Buyer or its designees, for the number of shares of Common Stock to which the Buyer shall be entitled as set forth in the Conversion Notice or Exercise Notice or (ii) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Buyers, credit such aggregate number of shares of Common Stock to which the Buyers shall be entitled to the Buyer’s or their designees’ balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system provided the Buyer causes its bank or broker to initiate the DWAC transaction. For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading.

b.
No Restrictive Legends.  If counsel to the Company delivers (i) the Notice of Effectiveness set forth in Exhibit I attached hereto and (ii) an opinion of counsel in the form set forth in Exhibit II attached hereto, then the certificates representing the Conversion Shares and the Warrant Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company.

c.
Restrictive Legends. In the event that the Conversion Shares and Warrant Shares are not registered for sale under the Securities Act of 1933, as amended, the certificates for the Conversion and Warrant Shares shall bear the following legend, or its equivalent:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

d.
Removal of Restrictive Legends.   In the event that the Buyer submits to the Transfer Agent the Conversion Shares or Warrant Shares for the removal of the restrictive legends whether in connection with a sale of such shares pursuant to any exemption to the registration requirements the Securities Act of 1933, as amended, or otherwise and such removal of the restrictive legends is permitted by law, the Transfer Agent shall without confirmation or instructions from  the Company and within three (3) Trading Days of receipt of all required documentation from the Buyer, its agent or counsel, (i) issue and surrender to a common carrier for overnight delivery to the address as specified by the Buyer(s), a certificate, registered in the name of the Buyer or its designees, for the number of shares of Common Stock to which the Buyer shall be entitled as set forth pursuant to their submission or (ii) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Buyer, credit such aggregate number of shares of Common Stock to which the Buyer shall be entitled to the Buyer’s or their designees’ balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system provided the Buyer causes its bank or broker to initiate the DWAC transaction. For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading.

e.
Opinions of Counsel.  In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares or Warrant Shares (either with or without restrictive legends, as applicable) or to remove a legend from Conversion Shares or Warrant Shares, then the Company irrevocably and expressly authorizes counsel to the Buyer to render such opinion.  The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares or Warrant Shares.  In the event the Buyer submits an opinion of counsel as contemplated herein, the Transfer Agent hereby acknowledges it will rely on and accept such opinion of counsel and all documentation submitted in connection therewith, without the confirmation or instructions from the Company, and issue such Conversion Shares or Warrant Shares in accordance with such opinion.

f.
Instructions Applicable to Escrow Agent.  Upon the Escrow Agent’s receipt of a properly completed Exercise Notice and the Aggregate Exercise Price (as defined in the Warrant) or, following an Event of Default that has not been cured pursuant to the terms of the Notes, a Conversion Notice, the Escrow Agent shall, within one (1) Trading Day thereafter, send to the Transfer Agent the Conversion Notice or Exercise Notice as the case may be, which shall constitute an irrevocable instruction to the Transfer Agent to process such Conversion Notice or Exercise Notice in accordance with the terms of these instructions.

2.	Other Agreements.

a.
The Transfer Agent shall reserve for issuance to the Buyer a minimum of eleven million (11,000,000) Conversion Shares and Warrant Shares.  All such shares shall remain in reserve with the Transfer Agent until the Buyer provide the Transfer Agent instructions that the shares or any part of them shall be taken out of reserve and shall no longer be subject to the terms of these instructions. Under no circumstances, including without limitation the exhaustion of the number of reserved shares articulated herein, shall the reservation of Conversion Shares and Warrant shares articulated herein be deemed to be a cap on the number of Conversion Shares and Warrant Shares to be issued to the Buyer.

b.
The Company hereby irrevocably appoints the Escrow Agent as a duly authorized agent of the Company for the purposes of authorizing the Transfer Agent to process issuances and transfers specifically contemplated herein.

c.
The Transfer Agent shall rely exclusively on the Conversion Notice or the Exercise Notice and shall have no liability for relying on such instructions.  Any Conversion Notice or Exercise Notice delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof.  Such notice or notices may be transmitted to the Transfer Agent by facsimile or any commercially reasonable method.

d.
The Company hereby confirms to the Transfer Agent and the Buyer that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the Conversion Shares, the Warrant Shares and the matters referenced herein.  The Company hereby authorizes the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company with respect to the Conversion Shares, the Warrant Shares and the matters referenced herein.

e.
The Company shall not be entitled to nor will the Transfer Agent grant a suspension of the obligations hereunder for any time period in order for the Company to obtain a court order or its equivalent in order to prevent the Transfer Agent from acting hereunder.

f.
The Transfer Agent, upon request of the Buyer(s) and without instruction or confirmation by the Company, will provide to the Buyer(s) information about the total number of authorized shares of the Company’s Common Stock as well as information about the current outstanding shares of the Company’s Common Stock as of the date of the request.

3.
Certain Notice Regarding the Escrow Agent. The Company and the Transfer Agent hereby acknowledge that the Escrow Agent is general counsel to the Buyer, a partner of the general partner of the Buyer and counsel to the Buyer in connection with the transactions contemplated and referred herein.  The Company and the Transfer Agent agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyer and neither the Company nor the Transfer Agent will seek to disqualify such counsel.

4.	Replacement of Transfer Agent.

a.	The Company hereby agrees that it shall not replace the Transfer Agent as the Company’s transfer agent without the prior written consent of the Buyer.

b.
Any attempt by Transfer Agent to resign as the Company’s transfer agent hereunder shall not be effective until such time as the Company provides to the Transfer Agent written notice that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions.  However, the transfer agent may resign upon 30 days written notice.

5.	Miscellaneous.

a.
The Company and the Transfer Agent hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit the Transfer Agent from satisfying any and all fiduciary responsibilities and duties it may owe to the Company.

b.
The Company and the Transfer Agent acknowledge that the Buyer is relying on the representations and covenants made by the Company and the Transfer Agent hereunder and are a material inducement to the Buyer purchasing convertible Notes under the Securities Purchase Agreement.  The Company and the Transfer Agent further acknowledge that without such representations and covenants of the Company and the Transfer Agent made hereunder, the Buyer would not purchase the Notes.

c.
Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced.  Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyer shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

COMPANY:

Hyperdynamics Corporation
By: /s/    Kent Watts
Name:     Kent Watts
Title:       President and CEO

ESCROW AGENT:

/s/ Kent Watts
Gonzalez, Esq.

BUYER:
YA Global Investments, L.P.

By:          Yorkville Advisors, LLC
Its:           Investment Manager

By: /s/    Mark Angelo
Name:     Mark Angelo
Title:       Portfolio Manager

TRANSFER AGENT:
Fidelity Transfer Company

By: /s/   Kevin Kopaunik
Name:    Kevin Kopaunik
Title:      President